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                                                              Exhibit 99.906CERT

                            SECTION 906 CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Wells Fargo Master Trust (the "Trust"), hereby certifies, to the best of her knowledge, that the Trust's report on Form N-CSRS for the period ended August 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

      Date: October 29, 2010

                              By: /s/ Karla M. Rabusch

                                      Karla M. Rabusch
                                      President
                                      Wells Fargo Master Trust

                                                              Exhibit 99.906CERT

                            SECTION 906 CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Wells Fargo Master Trust (the "Trust"), hereby certifies, to the best of his knowledge, that the Trust's report on Form N-CSRS for the period ended August 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

      Date: October 29, 2010

                              By: /s/ Kasey L. Phillips

                                      Kasey L. Phillips
                                      Treasurer
                                      Wells Fargo Master Trust